EXHIBIT 99.1

                             U. S. GOLD CORPORATION

                           N E W S   R E L E A S E

                         2201 Kipling Street, Suite 100
                          Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724


                         U.S. GOLD UPDATES ON POTENTIAL
                              CORPORATE TRANSACTION

Denver, CO. - April 19, 2005 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US 8) reports that it is encouraged by industry interest in a corporate transaction with the Company and its Tonkin Springs gold project in north central Nevada. The Company owns the Tonkin Springs project 100% effective May 12, 2005 with the withdrawal of BacTech Mining Company. Tonkin Springs represents a significant and strategic property position and asset base located on one of the world's greatest gold trends, the prolific Cortez Gold Trend in Nevada. The project includes 36 square mile property position, a 1,500 ton per day mill facility and a 1.4 million ounce gold resource

"A number of companies have indicated interest in the Company and are in varying stages of negotiation which could include a merger of the Company," said William
W. Reid, President of U.S. Gold. "One only has to review the market capitalization of junior companies holding mineral properties surrounding and on-trend with Tonkin Springs, some with not one ounce of gold resource, to conclude that U.S. Gold, with its 1.4 million ounce resource, is significantly undervalued in the market place. With industry interest in the Company's strategically located Tonkin Springs project, we are confident that the Company will be able to conclude a satisfactory transaction in a timely fashion."

THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. OPERATING, EXPLORATION AND FINANCIAL DATA, AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION THAT THE COMPANY BELIEVES REASONABLE, BUT INVOLVE SIGNIFICANT UNCERTAINTIES AS TO FUTURE GOLD PRICES, COSTS, ORE GRADES, MINING AND PROCESSING CONDITIONS, AND REGULATORY AND PERMITTING MATTERS. ACTUAL RESULTS AND TIMETABLES COULD VERY SIGNIFICANTLY.